Exhibit 99.1

TVI CORPORATION RECEIVES NASDAQ NOTICE OF

EXTENSION TO LISTING COMPLIANCE CURE PERIOD

GLENN DALE, MD – December 11, 2007 – TVI Corporation (NASDAQ: TVIN), an international supplier of first receiver and first responder products and provider of shelter and equipment rentals, today announced that it has received a letter from NASDAQ confirming that TVI has not regained compliance with the $1.00 minimum per share requirement for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(4). The letter also states that although TVI has not regained compliance with the Rule, the Company has met all initial inclusion criteria for the Capital Market as set forth in Marketplace Rule 4310(c)(8)(D), except for the minimum bid price requirement. Therefore, the Company has been provided an additional 180 calendar days, or until June 2, 2008, to regain compliance. The NASDAQ letter has no effect on the listing of the Company’s common stock at this time.

If the Company is not able to demonstrate compliance with the Rule by June 2, 2008, TVI will be notified that its common stock will be delisted. At that time, the Company may appeal the determination to delist its common stock. TVI will seek to regain compliance within the 180 day cure period. The Company’s management and board of directors continue to consider alternatives to address compliance with the continued listing standards of the NASDAQ Stock Market.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300